UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 5, 2024

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 5, 2024, the Company initiated a voluntary recall of its EasyPoint Needle lot number K220402 which was shipped within the U.S. between July 20, 2022, and September 20, 2023. The Company shipped 477,600 units of the products into the market and is working with customers and distributors to determine how many of the units remain unused and subject to the recall. The recall is due to the possible detachment of the needle cannula from the needle holder, which could result in serious injury. The Company has advised its customers and distributors to review their inventory for the affected products, segregate and quarantine the affected products, discontinue any distribution of the affected products, inform all personnel not to use the affected products, and report and return remaining inventory to the Company. The Company submitted a Removal Report with the U.S. Food and Drug Administration on February 9, 2024, and will continue to work with it in connection with the recall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 16, 2024	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ JOHN W. FORT III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER